UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 27, 2006 (November 27, 2006)

CYTOKINETICS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
280 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 624-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.67
EXHIBIT 99.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 27, 2006 Cytokinetics, Incorporated (the “Company”) and Glaxo Group Limited (“GSK”), a GlaxoSmithKline company, executed an amendment to their Collaboration and License Agreement dated June 20, 2001 (the “Collaboration Agreement”). The amendment is effective as of November 27, 2006.
Pursuant to the Collaboration Agreement, the Company formed a strategic alliance with GSK to discover, develop and commercialize novel small molecule drugs targeting mitotic kinesins for potential applications in the treatment of cancer and other diseases. In September 2005, the Company and GSK amended the Collaboration Agreement to provide the Company with additional rights to lead and fund development activities in certain hematologic cancers for SB-743921, a drug candidate that has entered clinical trials under the strategic alliance. In June 2006, the Company and GSK amended the Collaboration Agreement to provide for a one year research term extension to provide for continued activities under a joint research program focused towards the mitotic kinesin centromere-associated protein E (“CENP-E”). A further description of the material terms of the Collaboration Agreement is set forth in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on March 10, 2006.
Under the terms of the November 2006 amendment, which supersedes the September 2005 amendment, the Company, at its expense, will assume responsibility for all continued research, development and commercialization of inhibitors of kinesin spindle protein, including ispinesib (SB-715992) and SB-743921, and other mitotic kinesins, except for CENP-E which remains the subject of collaborative research efforts under the Collaboration Agreement as described above. The Company’s development of ispinesib and SB-743921 is subject to GSK’s option to resume responsibility for the development and commercialization of either or both drug candidates during a defined period. If GSK exercises its option for ispinesib and/or SB-743921, it will pay the Company an option fee equal to the development costs the Company independently incurs for that drug candidate, plus a premium, as well as certain other specified costs, subject to an agreed limit for such costs and premium. Upon GSK exercising its option for a drug candidate, Cytokinetics may receive additional pre-commercialization milestone payments with respect to such drug candidate and increased royalties on net sales of any resulting products, in each case, beyond those contemplated under the original agreement. If GSK does not exercise its option for a drug candidate, the Company will be obligated to pay royalties to GSK on the sales of any resulting products.
A copy of the November 2006 amendment is being filed with this Current Report on Form 8-K (“Current Report”) as Exhibit 10.67, and is hereby incorporated by reference into this Item 1.01.
ITEM 8.01 OTHER EVENTS
On November 27, 2006 the Company issued a press release announcing execution of the November 2006 amendment to the Collaboration Agreement and providing updated information regarding a Phase II clinical trial conducted by GSK evaluating ispinesib in patients with breast cancer. This press release and the amendment to the Collaboration Agreement are being filed with this Current Report as Exhibits 10.67 and 99.1, respectively, and are hereby incorporated by reference into this Item 8.01.
The Company is holding a conference call and webcast, in connection with the foregoing. The press release filed as Exhibit 99.1 contains information regarding access to the conference call and webcast, which is scheduled to take place at 4:30 PM (Eastern Time) on November 27, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.67*	Amendment to the Collaboration and License Agreement, dated November 27, 2006, by and between the Company and Glaxo Group Limited.

99.1	Amendment of Collaboration and License Agreement Press Release, dated November 27, 2006.

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities and Exchange Act of 1934.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED
By:	/s/ James H. Sabry
James H. Sabry
Chief Executive Officer

Dated: November 27, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
10.67*	Amendment to the Collaboration and License Agreement, dated November 27, 2006, by and between the Company and Glaxo Group Limited.

99.1	Amendment of Collaboration and License Agreement Press Release, dated November 27, 2006.

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities and Exchange Act of 1934.